Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, R. Steven Hamner, certify that:
1)	I have reviewed this annual report on Form 10-K/A of Medical Properties Trust, Inc.

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)	Based on my knowledge, the other financial information included in this report is fairly presented in all material respects as of, and for, the periods presented in this report.
Date: May 11, 2009

/s/ R. Steven Hamner R. Steven Hamner
Executive Vice President and Chief Financial Officer